Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint STEVEN RUBIN, NEAL V. FENWICK, EDWARD P. SMITH and A. ROBERT COLBY, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of (a) the Registration Statement on Form S-8 in respect of the ACCO Brands Corporation 2005 Long-Term Incentive Plan and the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan, (b) the Registration Statement on Form S-8 in respect of the ACCO Brands Corporation 401(k) Plan and the ACCO Brands Corporation 401(k) Plan for Certain Hourly Employees, and (c) all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of ACCO Brands Corporation and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments or post-effective amendments thereto:

Signature	Title	Date
/S/ DAVID D. CAMPBELL David D. Campbell	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 17, 2005

/s/ NEAL V. FENWICK Neal V. Fenwick	Executive Vice President and Chief Financial Officer (principal financial officer)	August 17, 2005

/s/ KATHY D. SCHNAEDTER Kathy D. Schnaedter	Director of Finance (principal accounting officer)	August 17, 2005

/s/ GEORGE V. BAYLY George V. Bayly	Director	August 17, 2005

/s/ PATRICIA O. EWERS Patricia O. Ewers	Director	August 17, 2005

/s/ G. THOMAS HARGROVE G. Thomas Hargrove	Director	August 17, 2005

/s/ ROBERT J. KELLER Robert J. Keller	Director	August 17, 2005

/s/ PIERRE E. LEROY Pierre E. Leroy	Director	August 17, 2005

/s/ GORDON H. LOHMAN Gordon H. Lohman	Director	August 17, 2005

/s/ FORREST M. SCHNEIDER Forrest M. Schneider	Director	August 17, 2005

/s/ NORMAN H. WESLEY Norman H. Wesley	Director	August 17, 2005

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